Pricing Supplement No. 5                    Filing under Rule 424(b)(3)
Dated:  December 6, 1996                      Registration No. 33-59383
(To Prospectus, dated October 3, 1996
as supplemented by Prospectus Supplement, dated October 21, 1996)

                                  $38,000,000
                       Green Mountain Power Corporation
                      Secured Medium-Term Notes, Series A

Principal Amount:  $4,000,000         Original Issue Date: December 11, 1996
Interest Rate:  7.05%                 Maturity Date: December 15, 2006
Issue Price:  100%                    Interest Payment Dates:  June 1 and
                                                               December 1
Selling Agent's Commission : $25,000  Initial Interest
Purchasing Agent's Discount:  N/A       Payment Date: June 1, 1997
Net Proceeds to Company: $3,975,000   Record Dates: May 15 and November 15
Reallowance:  N/A                     Redeemable:   Yes          No  X
Selling Concession:  N/A              In Whole:     Yes          No
Form:
   Book-Entry (DTC)     X             In Part:      Yes          No
   Certificated                       Initial Redemption Date:
Repayable at Option of Holder:        Redemption Limitation Date:
Yes:             No:    X
Repayment Date:
Repayment Price:
Election Period:  From                To

Redemption prices (if any):  N/A

Prior to the date of this Pricing Supplement, the Company has sold $34,000,000 aggregate principal amount of the Secured Medium-Term Notes, Series A.

N/A means "Not Applicable."

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     Selling Agent / Purchasing Agent:

                             Smith Barney Inc.